EXHIBIT 10.38


Sales Agreement for Affinity Insurance Group, Inc. between Adams Insurance Holding LLC and the Company.


                            STOCK ACQUISITION AGREEMENT



     STOCK ACQUISITION AGREEMENT (the "Agreement") dated as of December 31, 1998, between Adams Insurance Holding LLC, a Minnesota limited liability company ("AIH") and Affinity Group Holding, Inc., a Delaware corporation ("AGHI").

                                    WITNESSETH:

     WHEREAS, Affinity Insurance Group, Inc. ("AIGI") is a wholly owned subsidiary of AGHI, AGHI having acquired AIGI on November 13, 1998 by dividend from Affinity Group, Inc., a wholly-owned subsidiary of AGHI;

     WHEREAS, AIH has offered to purchase all of the stock of AIGI (the "Shares") in exchange for a promissory note in the amount of $3,100,000, and AGHI is willing to sell the stock of AIGI to AIH in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, AIH and AGHI agree as follows:

     1. TIME AND PLACE OF THE CLOSING. Subject to the conditions precedent set forth in this Agreement, including specifically receipt of the regulatory approvals contemplated by Section 3(a)(iii), the purchase and sale of the Shares pursuant to the terms of this Agreement (the "Closing") shall take place at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, on the Closing Date. The "Closing Date" shall occur within five business days after receipt by AIH of notice from AGHI that the regulatory approvals contemplated by Section 3(a)(iii) have been obtained.

     2. ISSUANCE OF SHARES. At the Closing, AGHI shall deliver to AIH a certificate or certificates representing the Shares against payment therefor by AIH by execution and delivery to AGHI of a promissory note (the "Note") in the original principal amount of $3,100,000 in substantially the form attached hereto as Exhibit A.

     3.   CONDITIONS TO CLOSING.

     a. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AIH. The obligation of AIH to consummate the transactions contemplated under this Agreement is subject to the satisfaction of each of the following conditions at or prior to a Closing (unless expressly waived in writing by AIH at or prior to the Closing):

     (i) COMPLIANCE BY AGHI. All of the terms, covenants and conditions of this Agreement to be complied with and performed by AGHI at or prior to a Closing shall have been complied with and performed by it in all material respects, and the representations and warranties made by AGHI in this

                                        -1-

Agreement shall be true and correct in all material respects at and as of such Closing with the same force and effect as though such representations and warranties had been made at and as of such Closing, except for changes expressly contemplated by this Agreement and except for representations and warranties that are made as of a specific time which shall be true and correct in all material respects only as of such time.

     (ii) NO LEGAL ACTION. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been either (x) instituted and be pending and not been dismissed and all rights of appeal lapsed without any appeal being filed or (y) threatened, in any case, before any court or by any governmental body which presents a substantial risk of the restraint or prohibition of the transactions contemplated hereby or thereby or the obtaining of material damages or other material relief in connection herewith or therewith or which could reasonably be expected to have a material adverse effect on AIH or AIGI.

     (iii) REGULATORY MATTERS. All necessary consents, approvals, authorizations and orders of governmental entities (including, without limitation, those required under state insurance regulatory laws) necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

     (iv) OTHER. AGHI shall have furnished to AIH such executed and conformed copies of such other certificates and documents as AIH may reasonably request and as are customary for transactions such as those contemplated by this Agreement.

     b. CONDITIONS PRECEDENT TO OBLIGATIONS OF AGHI. The obligation of AGHI to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions at or prior to a Closing (unless expressly waived in writing by AGHI at or prior to the Closing):

     (i) COMPLIANCE BY AIH. All of the terms, covenants and conditions of this Agreement to be complied with and performed by AIH at or prior to a Closing shall have been complied with and performed by AIH in all material respects, and the representations and warranties made by AIH in this Agreement shall be true and correct in all material respects at and as of such Closing, with the same force and effect as though such representations and warranties had been made at and as of such Closing, except for changes expressly contemplated by this Agreement and except for representations and warranties that are made as of a specific time, which shall be true and correct in all material respects only as of such time.

     (ii) NO LEGAL ACTION. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been either (x) instituted and be pending and not been dismissed and all rights of appeal lapsed


                                        -2-

without any appeal being filed or (y) threatened, in any case, before or by any court or any governmental body which presents a substantial risk of the restraint or prohibition of the transactions contemplated hereby or thereby or the obtaining of material damages or other material relief in connection herewith or therewith.

     (iii) REGULATORY MATTERS. All necessary consents, approvals, authorizations and orders of governmental entities (including, without limitation, those required under state insurance regulatory laws) necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

     4. REPRESENTATIONS AND WARRANTIES OF AGHI. AGHI hereby represents and warrants to AIH that:

     a. ORGANIZATION, GOOD STANDING, POWER, AUTHORITY, ETC. AIGI is an insurance company duly organized, validly existing and in good standing under the laws of the State of Colorado. AGHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AGHI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. AGHI has taken all action required by law, its organizational documents or otherwise legally required to be taken by it to authorize the execution, delivery and performance by it of this Agreement. This Agreement is the valid and binding obligation of AGHI, enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and except that rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

     b. CAPITALIZATION OF AIGI. The Shares represent all of the outstanding capital stock of AIGI. All of the Shares have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. The shareholders of AIGI have no preemptive or similar rights with respect to the capital stock of AIGI. At the Closing, no further approval or authority of the shareholders or of the Board of Directors of AIGI will be required for the consummation of the transactions contemplated by this Agreement except such as will have been obtained or made and are then in full force and effect. The Shares are free and clear of any encumbrances.

     c. OUTSTANDING SECURITIES. There are no outstanding (i) securities or obligations of AIGI convertible into or exchangeable for any capital stock of AIGI, (ii) other warrants, rights or options to subscribe for or purchase from AIGI any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of AIGI to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

     d. REGISTRATION RIGHTS. There exists no agreement or understanding granting any person the right to have securities registered in connection with, or as a result of, any registration of securities constituting capital stock of AIGI.

                                        -3-


     e. AUTHORITY AND QUALIFICATION OF AIGI. AIGI has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently owned or leased and conducted except where failure to do so would not have a material adverse effect on AIGI. AIGI is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI.

     f.   SUBSIDIARIES. AIGI does not own any subsidiaries.

     g. NO CONTRAVENTION, CONFLICT. BREACH, ETC. The execution, delivery and performance of this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with, or result in a breach or violation of, any provision of the organization documents of AGHI or any of its subsidiaries, (ii) result in substantial risk of loss of, or limitation on, any insurance license or other licenses held by AIGI or the right of AIGI to conduct business in any jurisdiction as currently conducted, or (iii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of AIGI under any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over AIGI or any of its properties, assets or operations, or any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which AIGI is a party or by which AIGI is bound or to which any of the properties, assets or operations of AIGI is subject, except, in the case of clauses (ii) and (iii), such conflicts, breaches, violations, defaults, liens, charges or encumbrances which would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI.

     h. CONSENTS. No consent, approval, authorization, order, registration, filing or qualification of or with any (i) court, (ii) government agency or body or (iii) other third party (whether acting in an individual, fiduciary or other capacity) is required for the consummation of the transactions contemplated by this Agreement, except amendments to insurance holding company registration statements and other filings with insurance regulatory authorities with respect to the transactions contemplated hereby.

     i. NO EXISTING VIOLATION, DEFAULT, ETC. Neither AGHI nor any of its subsidiaries is in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any court or governmental agency or body having jurisdiction over AGHI or any of its subsidiaries, except in the case of clauses (ii) and (iii) those which would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on AGHI.

          No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which AGHI or any of its subsidiaries is a party or by which AGHI or any of its subsidiaries is bound or to which any of the properties, assets or

                                        -4-

operations of AGHI or any of its subsidiaries is subject except where such default would not have a material adverse effect on AGHI.

     j.   FINANCIAL STATEMENTS.

(i) The audited consolidated financial statements and related schedules and notes for AIGI for the years ended December 31, 1995, 1996 and 1997 were prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial condition, results of operations, cash flows and changes in stockholders' equity of AIGI at the dates and for the periods presented. The audited statutory financial statements and related schedules and notes for AIGI for the years ended December 31, 1995, 1996 and 1997 were prepared in accordance with statutory accounting principles prescribed or permitted by the applicable insurance acts and fairly present the financial condition, results of operations, cash flows and changes in capital and surplus of AIGI at the dates and for the periods presented. (The audited financial statements of AIGI described in the preceding two sentences are hereinafter collectively referred to as the "Audited Financial Statements").

(ii) The unaudited monthly consolidated financial statements and the related notes (if any) commencing January 1, 1998 for AIGI present fairly the financial condition, results of operations and cash flows of AIGI at the dates and for the periods to which they relate, subject to year-end audit adjustments (consisting only of normal recurring accruals), have been prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated therein and except that they do not contain full footnote disclosures in accordance with GAAP) and have been prepared on a basis substantially consistent with that of the Audited Financial Statements referred to above except as otherwise stated therein. The unaudited statutory financial statements and related schedules and notes for AIGI for periods commencing subsequent to December 31, 1997 were prepared in accordance with statutory accounting principles prescribed or permitted by the applicable insurance acts and fairly present the financial condition, results of operations, cash flows and changes in capital and surplus of AIGI at the dates and for the periods presented. (The unaudited financial statements of AIGI described in the preceding two sentences are hereinafter collectively referred to as the "Unaudited Financial Statements" and, together with the Audited Financial Statements, as the "Financial Statements").

     k. REPRESENTATIONS AND WARRANTIES REGARDING OPERATIONS. AGHI hereby represents and warrants to AIH that, to the knowledge of AGHI and except as expressly disclosed in the Audited Financial Statements, including the footnotes thereto, the following are true, correct and complete in all material respects:

(i) LICENSES AND PERMITS. AIGI has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Licenses") as are necessary to own, lease or


                                        -5-

operate its properties as currently owned, leased or operated and to conduct its businesses as currently conducted and all such Licenses are valid and in full force and effect, except such Licenses which the failure to have or to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI. AIGI is in compliance in all material respects with its obligations under such Licenses, with such exceptions as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Licenses which revocation or termination, singly or in the aggregate, would reasonably be expected to have a material adverse effect.

(ii) TITLE TO PROPERTIES. AIGI has sufficient title to all material properties (real and personal) owned by AIGI or reflected in the Financial Statements which are necessary for the conduct of the business of AIGI as currently conducted, free and clear of any encumbrance that may materially interfere with the conduct of the business of AIGI and, to the best of AGHI's knowledge, all material properties held under lease by AIGI are held under valid, subsisting and enforceable leases.

(iii) ENVIRONMENTAL MATTERS. The properties, assets and operations of AIGI are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating, to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively "Environmental Laws"), other than any such failure to be in compliance as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the best knowledge of AGHI, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of AIGI that may interfere with or prevent compliance or continued compliance in all material respects with applicable environmental laws, other than any such interference or prevention as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable environmental laws.

     To the best of AGHI's knowledge, AIGI is not the subject of any federal, state, local or foreign investigation, and AIGI has not received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim) or entered into any negotiations or agreements with any third party, in each case relating to any material liability or remedial action or potential liability or remedial action under environmental laws, nor are there any pending, reasonably anticipated or, to the knowledge of AGHI, threatened actions, suits or proceedings against or affecting

                                        -6-

AGHI or its properties, assets or operations in connection with any such environmental laws.

(iv) TAXES. AGHI and its subsidiaries have filed all federal, and all material state, local and foreign, tax returns which are required to be filed, and each has paid all taxes and assessments required by law to be paid (other than those presently payable without penalty or interest, as to which adequate provision as required by GAAP has been made for the payment thereof). United States federal income tax returns of AIGI have been examined and closed through the fiscal year ended December 31, 1997. The charges, accruals and reserves on the books of AIGI in respect of taxes or other similar governmental charges are adequate under GAAP.

(v) LITIGATION. There are no pending or, to the best of AGHI's knowledge, threatened actions, suits, proceedings, arbitrations or investigations against or affecting AIGI or any of its properties, assets or operations, or with respect to which AIGI is responsible by way of indemnity or otherwise, that question the validity of the is Agreement or any of the transactions contemplated by this Agreement, or that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI, or could reasonably be expected to have a material adverse effect on the ability of AIGI to perform its obligations under this Agreement; and AGHI is not aware of any basis for any such action, suit, proceeding or investigation.

(vi) LABOR MATTERS. No labor disturbance by the employees of AIGI that has had or that would, singly or in the aggregate, reasonably be expected to have a material adverse effect exists or, to the best knowledge of AGHI, is threatened. AIGI is not a party to any collective bargaining or other union contract. AGHI is not aware of the existence of any effort to unionize employees of AIGI.

(vii) CONTRACTS. Neither AIGI nor, to the best knowledge of AGHI, any other party is in breach of or default under any contract to which AIGI is a party or bound except for such breaches and defaults which have not and would not singly or in the aggregate with other such breaches and defaults have a material adverse effect on AIGI.

     AIGI is not a party to any (written or oral) stockholders' agreement, employment agreement, advisors' agreement or any similar agreement other than the agreements otherwise disclosed in this Agreement.

     AIGI has provided AIH with a true, complete and correct copy of AIGI's loan documents and all waivers, consents and amendments thereunder.

     After giving effect to the transactions to occur at the Closing, there are no contracts or agreements between or among AIGI, on the one hand, and any of the stockholders or affiliates of AIGI, on the other hand.
                                        -7-

(viii) FINDER'S FEES. No broker, finder or other party is entitled to receive any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(ix) ERISA. AIGI does not contribute to or otherwise have any obligation or liability with respect to any employee benefit plan.

(x) CONTINGENT LIABILITIES. Except as fully reserved against in the Financial Statements, or specifically disclosed in the footnotes contained in such Financial Statements, AIGI had no liabilities (including tax liabilities), absolute or contingent, that were material, either individually or in the aggregate, to AIGI or that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI. Since December 31, 1997, AIGI has not incurred any such liabilities other than with respect to claims under insurance policies and reported in the ordinary course of business and such claims, singly or in the aggregate, would not reasonably be expected to have a material adverse effect. The frequency and severity of such claims reported to AIGI since December 31,1997 are consistent with those reported for comparable periods prior to December 31, 1997.

(xi) NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, (i) AIGI has not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not (A) in the ordinary course of business and (B) that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI; (ii) AIGI has not sustained any loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI; (iii) there has been no material change in the indebtedness of AIGI, no change in the capital stock of AIGI (except as contemplated hereby), and no dividend or distribution of any kind (including stock dividends, recapitalizations or other transactions) declared, paid or made by AIGI with respect to its capital stock; and (iv) to the best of AGHI's knowledge, there has been no event or circumstance causing a material adverse effect on AIGI, nor any development that could, singly or in the aggregate, reasonably be expected to result in a material adverse effect on AIGI.

(xii) INVESTMENT COMPANY. AIGI is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(xiii) INSURANCE MATTERS.

     (A) AIGI is in compliance with the requirements of each applicable insurance law and any applicable rules and regulations and has filed all reports, documents or other information required to be filed thereunder, except where the failure to comply or file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI; and AIGI has not received any notification from


                                        -8-

any insurance regulatory authority, commission or other insurance regulatory body in the United States or elsewhere to the effect that AIGI is not in compliance with any applicable insurance act, except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI.

     (B) AIGI has not made any material change in its insurance reserving practices since December 31, 1994 that would, singly or in the aggregate, reasonably be expected to have (i) a material adverse effect on AIGI or (ii) a material adverse effect on AIGI's ability to pay dividends.

     (C) (1) Each reserve and other liability amount in respect of the insurance business, including, without limitation, reserve and other liability amounts in respect of insurance policies, contracts, whether direct or assumed by reinsurance, established or reflected in the respective Annual Statements for the year ended December 31, 1997, of AIGI and any statutory financial statement of AIGI for any subsequent period were determined in accordance with generally accepted actuarial standards consistently applied, were based on actuarial assumptions that were in accordance with those called for in relevant policy and contract provisions, are fairly stated in accordance with sound actuarial principals and are in compliance, in all material respects, with the requirements of the insurance laws, rules and regulations of AIGI's jurisdictions of domicile as well as those of any other applicable jurisdiction. AIGI owns assets that qualify as admitted assets under applicable insurance laws in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its jurisdiction of domicile.

     No material claim or assessment is pending or, to the best knowledge of AGHI, threatened against AIGI by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

(2) In light of present facts and current legal interpretations, AIGI's overall reserve levels are reasonable to meet its obligations under existing policies.

     (D) AIGI holds such licenses, certificates, authorizations and permits from governmental authorities (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states and foreign jurisdictions where it conducts business) which are necessary to the conduct of its business as presently operated; AGP has fulfilled and performed all obligations necessary to maintain its insurance licenses; there is neither instituted and not been dismissed and all rights of appeal lapsed without any appeal being filed nor, to the best knowledge of AGHI, threatened any action, suit, proceeding or investigation that may lead to the revocation, termination or suspension of any such license, certificate or permit, except, in each of the foregoing cases which would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on AIGI; and, to the best knowledge of AGHI, no insurance regulatory agency or body has issued any order or decree (specifically applicable to AIGI as

                                        -9-
     opposed to insurance companies generally) impairing, restricting or prohibiting the payment of dividends by any of them to their respective parent companies or shareholders.

     (E) No loss experience has developed which would require or make it appropriate for AIGI to alter or modify its reserving methodology or assumptions since December 31, 1994, in any material respect.

     (F) All reinsurance treaties, contracts, agreements and arrangements to which AIGI is a party are in full force and effect, other that those that, by their terms, have expired or otherwise terminated. Each such reinsurance agreement is valid and binding in all material respects in accordance with its terms on the insurance company party thereto. AGHI has no reason to believe that any amount recoverable by AIGI pursuant to any reinsurance agreement is not fully collectible in due course. Neither AIGI nor, to the best knowledge of AGHI, any other party thereto is in default in any material respect as to any reinsurance agreement and, to the best knowledge of AGHI, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. None of the reinsurance agreements contains any provision providing that the other party thereto may terminate such reinsurance agreement by reason of the transactions contemplated by this Agreement. AIGI is entitled to take full credit in its statutory financial statements for any reinsurance, coinsurance or excess insurance ceded by it.

     (G) All filings required under any insurance act to have been made with state insurance regulatory authorities relating to operations on and after December 31, 1994, by AIGI have been duly and timely made, and when filed were in substantial compliance with the requirements of each such insurance act.

(xiv) ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of AIGI to AIH or any of its agents or advisors for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby, when considered as a whole, is true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. It is understood that the written or printed documents and materials furnished by or on behalf of AGHI as aforesaid have been prepared by AGHI and its subsidiaries in the ordinary course of its or their business.

     5. REPRESENTATIONS AND WARRANTIES OF AIH. AIH hereby represents and warrants to AGHI that:

     a. ORGANIZATION, GOOD STANDING, POWER, AUTHORITY, ETC. AIH is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota. AIH has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. AIH has taken all action required by law, its organizational documents or otherwise required to be taken by it to authorize the execution, delivery

                                        -10-

and performance by it of this Agreement. This Agreement is a valid and binding obligation of AIH, enforceable in accordance with its respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and except that rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

     b. NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement by AIH, and the consummation of the transactions contemplated hereby, will not (i) conflict with, or result in a breach or violation of, any provision of the charter, by-laws or other organization documents of AIH or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of AIH under, any statute or law or any judgment, order, writ, injunction, decree, rule or regulation applicable to AIH. No consent, authorization or approval of, or declaration, filing or registration with, or exemption by, any governmental or regulatory authority, court or other third party (whether acting in an individual, fiduciary or other capacity) is required in connection with the execution and delivery of, and the performance by AIH of its respective obligations under, this Agreement or the consummation by AIH of the transactions to be performed by it as contemplated hereby other than filings, authorizations, consents and approvals contemplated under this Agreement.

     c. INVESTMENT INTENT, ETC. AIH (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluation the merits and risks of an investment in the common stock of AIGI,
(ii) can bear the economic risk of an investment in the common stock of AIGI and can afford a complete loss of such investment, and (iii) is acquiring the common stock of AIGI for its own account and is not purchasing the Shares with a view to, or for a sale in connection with, a distribution in violation of any applicable securities law. AIH acknowledges that (x) it understands that the Shares have not been and will not be registered under any securities law and that the stock may not be sold or otherwise transferred by it, unless a subsequent disposition thereof is registered or is exempt from such registration and (y) it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of AIGI concerning the merits and risks of investing in the stock (it being understood that this representation and warranty shall not limit, in any way, the representations and warranties of AGHI hereunder).

     d. LITIGATION. There are neither instituted and not been dismissed and all rights of appeal lapsed without any appeal being filed nor, to the best of the knowledge of AIH, threatened actions, suits, proceedings, arbitrations or investigations against or affecting AIH that question the validity of this Agreement or any of the transactions contemplated by this Agreement that could reasonably be expected to have a material adverse effect on the ability of AIH to perform its respective obligations under this Agreement.

     e. FINDER'S FEES. No broker, finder or other similar party is entitled to receive from AIH any brokerage or finder's fee or any other similar fee, commission or payment as a result of the transactions contemplated by this Agreement for which AGHI could become liable.

                                        -11-

     6.   COVENANTS OF THE PARTIES.

     a. TRANSACTION DOCUMENTS, ETC. Each party hereto agrees to comply with each of their respective covenants and agreements under this Agreement.

     b. PRE-CLOSING ACTIVITIES. From and after the date of this Agreement until the Closing, each of the parties hereto shall act with good faith towards, and shall use commercially reasonable best efforts to consummate, the transactions contemplated by this Agreement.

Specifically, each of the parties hereto and their respective affiliates, as applicable, shall cooperate in all material respects to obtain any legally required regulatory approvals for this Agreement and the transactions contemplated hereby by any relevant regulatory authority, including, without limitation, the Colorado Department of Insurance.

     c. HART-SCOTT-RODINO. To the extent applicable, each of the parties hereto shall, as soon as practicable, make all filings and furnish all information required with respect to the transactions contemplated by this Agreement by the HSR Act and shall use their best efforts to obtain the early termination of the waiting period thereunder; provided that no party shall be required to agree to dispose of or hold separate any portion of its business or assets.

     d. ACCESS. At all times prior to the Closing, upon reasonable notice, AGHI shall afford and shall cause AIGI to afford AIH and its officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisers (who will be instructed by AGHI to cooperate) and AGHI shall furnish and shall cause AIGI to furnish promptly to AIH all information concerning its business, properties and personnel as AIH or their respective Representatives may reasonably request, and AIH and their respective Representatives shall be entitled to discuss the affairs, finances and accounts of AIGI with the principal officers of AIGI and AIGI's independent public accountants and to consult with and advise such officers as to the management of AIGI, at such times and as often as AIH may reasonably request; provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of AIGI's business, and provided, further, that no review pursuant to this subsection (d) or otherwise shall affect or be deemed to modify any representation or warranty made by AGHI. Each of the parties hereto hereby agrees on behalf of itself and each of its Representatives that the information received by such party as described above shall be kept confidential and that such parties will not use such information in any way detrimental to the providing person or its Affiliates (it being understood that such confidential information may be so disclosed to the extent necessary or required in order to comply with applicable law, rule or regulation or for legal, administrative or regulatory reasons or in order to enforce any rights hereunder). Confidential information shall not include information which (i) was or becomes generally available to the public other than as a result of disclosure by such first party or its directors, officers, employees or agents, (ii) was or becomes available to such first party on a nonconfidential basis prior to its disclosure to them by the other party, or (iii) was or becomes available to such first party on a nonconfidential basis from a source other than such other party's directors, oficers, employees or agents, provided that such source is not bound by a confidentiality agreement with respect to such information.

                                        -12-

     e. PUBLICITY. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement without obtaining the reasonable prior approval of the other party hereto prior to such consultation, except as may be required by law.

     f. CONDUCT OF BUSINESS. Prior to the Closing, AGHI agrees to conduct its business and shall cause its AIGI to conduct its business in the ordinary course of business consistent with past practice, including, without limitation, with respect to insurance underwriting and investment activities. Without limiting the foregoing, AGHI shall not and shall not permit AIGI to (i) issue any capital stock or any securities or rights convertible into or exercisable for capital stock, (ii) incur any substantial indebtedness for money borrowed, or (iii) dispose of, or enter into any agreements with respect to the disposition of, any material or significant assets, including, without limitation, distributions to shareholders or affiliates of AIGI. Further, prior to the Closing, AGHI shall not and shall not permit, cause or suffer AIGI to enter into any agreement relating to any business or transaction or series of transactions with or for the benefit of an affiliate of AGHI.

     g. FINANCIAL STATEMENTS. Prior to Closing, AGHI shall deliver and shall cause AIGI to deliver to AIH monthly and quarterly unaudited financial statements of AIGI on a consolidated basis and prepared consistent with the Unaudited Financial Statements within 10 days of the end of each month with respect to monthly financial statements, and within 45 days of the end of each quarter with respect to quarterly financial statements. Prior to Closing, AGHI shall cause AIGI to deliver to AIH the statutory financial statements of AIGI, prepared on a basis consistent with the Financial Statements described in Section 4(j), within 10 days of the filing of such financial statements under applicable insurance laws.

     7. TERMINATION. This Agreement shall terminate if the Closing shall not have occurred on or before March 15, 1999. Further, this Agreement may be terminated at any time prior to the Closing: (i) by a written instrument executed and delivered by all of the parties hereto; (ii) by AGHI upon any material breach or default by AIH under this Agreement; or (iii) by AIH upon any material breach or default by AGHI under this Agreement.

     8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. (a) Except for the representations and warranties set forth in clauses (a), (b) and
(c) of Section 4, which shall survive without any limitation as to time, all representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the issuance of the Shares and any examination or investigation made by any party to this Agreement or any of its successors and assigns until the later of (i) 30 days after the delivery to AIH of the audited financial statements of AIGI with respect to the fiscal year ended December 31, 1998 and delivery of the statutory financial statements of AIGI for such fiscal year, all such financial statements prepared on a basis consistent with the Financial Statements described in Section 4(j) , and (ii) 30 days after Closing.

     (b) AGHI agrees to indemnify and hold AIH and its affiliates and successors and assigns harmless from and against any and all damage and deficiency resulting from any misrepresentations or breaches of warranty or covenants of AGHI under this Agreement. Notwithstanding the foregoing, except for claims of AIH for actual fraud or claims of AIH for

                                        -13-


misrepresentations or breaches of the warranties set forth in clauses (a), (b) and (c) of Section 4, which claims shall not be subject to any limitations, (i) any claim under this Section 8(b) or otherwise with respect hereto shall be asserted by AIH, if at all, prior to the expiration of the 30 day period referred to in Section 8(a) above, and (ii) AGHI shall not be liable for claims under this Section 8(b) or otherwise with respect hereto to the extent such claims, in the aggregate, exceeds $3,100,000.

     9.   PERFORMANCE: WAIVER.  The provisions of this Agreement (including this
Section 8) may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by all of the parties hereto. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or any other provision or as a waiver of the provision itself.

     10. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and assigns of the parties hereto; provided that, except as provided in the Stockholders Agreement, the rights granted to the parties hereto may not be assigned by either party hereto without the prior written consent of the other party hereto.

     11.  MISCELLANEOUS.

     a. NOTICES. All notices under this Agreement must be in writing and shall be delivered by (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) reputable overnight commercial courier or delivery service, or (iii) by facsimile transmission confirmed by certified or registered mail or commercial courier or delivery service as follows:

     To AGHI:
               Affinity Group Holding, Inc.
               2575 Vista Del Mar Drive
               Ventura, CA  93001
               Attention: President
               Telephone:     (805) 667-4100
               Facsimile:     (805) 667-4419

     To AIH:
               Adams Insurance Holding LLC
               2575 Vista Del Mar Drive
               Ventura, CA  93001
               Attention: President
               Telephone:     (805) 667-4100
               Facsimile:     (805) 667-4419

                                        -14-


     All notices, consents, waivers, and other communications under this Agreement shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth above (or to such other addresses and telecopier numbers as a party may designate by notice to the other party.

     b. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware, without regard to principles of conflicts of law.

     c. SEVERABILITY; INTERPRETATION. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the parties hereto directs that such court interpret and apply the remainder of this Agreement in the manner which it determines most closely effectuates their intent in entering into this

Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

     d. HEADINGS. The index and section headings herein are for convenience only and shall not affect the construction hereof.

     e. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the parties hereto, or between or among any agents, representatives, parents, subsidiaries, affiliated, predecessors in interest or successors in interest, are superceded with respect to the subject matter hereof.

     f. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     g. NO THIRD-PARTY BENEFICIARY. This Agreement is intended for the benefit of the parties hereto and is not intended to confer or infringe upon any other person or entity any rights or remedies except as contemplated in Sections 8 and 10.

                   [Remainder of page intentionally left blank.]


                                        -15-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                              ADAMS INSURANCE HOLDING LLC



                              By:  /s/ Stephen Adams
                                   -------------------------------------------
                                   Name:  Stephen Adams
                                   Title:     President and Chief Manager



                              AFFINITY GROUP HOLDING, INC.



                              By:  /s/ Mark J. Boggess
                                   -------------------------------------------
                                   Name:   Mark J. Boggess
                                   Title:      Vice President and CFO


                                        -16-

                                                       EXHIBIT A
          PROMISSORY NOTE


$3,100,000                                                  Ventura, California
                                                              December 31, 1998

          FOR VALUE RECEIVED, ADAMS INSURANCE HOLDING LLC, a Minnesota limited liability company ("Maker"), hereby promises to pay to the order of AFFINITY GROUP HOLDING, INC., a Delaware corporation, or its successors or assigns, as the case may be ("Payee"), at the principal office of Payee at 2575 Vista Del Mar Drive, Ventura, California, or such other place as may be specified in writing by Payee, the principal sum of Three Million One Hundred Thousand Dollars ($3,100,000), plus interest on the outstanding principal balance at the rate per annum from time to time accruing on the senior secured borrowings of Affinity Group, Inc.("AGI"), a wholly-owned subsidiary of the Payee, or, for any period when no senior secured borrowings of AGI are outstanding, the prime rate of interest as published in the WALL STREET JOURNAL on the earliest date on which no senior secured borrowings of AGI are outstanding.

          Principal and accrued interest shall be paid in full thirty days after the consummation of a Sale Transaction (as hereinafter defined). A "Sale Transaction" means (a) the sale by the Maker of more than fifty percent of the record and beneficial interest in the stock of Affinity Group Plans, Inc., a Delaware corporation ("AGP") owned by the Maker on the date of this promissory note and (b) the sale by AGP of all or substantially all of its assets. Maker shall provide to Payee such information as Payee shall from time to time reasonably request regarding a contemplated Sale Transaction. Maker shall have the right to prepay all or any part of this promissory note at any time without penalty or premium, but any such prepayment shall be applied first to the payment of accrued interest and then to the installments of principal due hereunder.

          Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

          This promissory note shall be governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.


                                   ADAMS INSURANCE HOLDING LLC


                                   By: /s/ Stephen Adams
                                       ---------------------------------------
                                   Name:  Stephen Adams
                                   Title: President and Chief Manager





                                    84